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                                                                  EXHIBIT (j)(1)



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference to the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 82 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-572) of our reports each dated October 29, 1999 on the financial statements and supplementary data or financial highlights of Eaton Vance California Municipals Fund, Eaton Vance Florida Municipals Fund, Eaton Vance Massachusetts Municipals Fund, Eaton Vance Mississippi Municipals Fund, Eaton Vance New York Municipals Fund, Eaton Vance Ohio Municipals Fund, Eaton Vance Rhode Island Municipals Fund and Eaton Vance West Virginia Municipals Fund (the "Funds") and the California Municipals Portfolio, Florida Municipals Portfolio, Massachusetts Municipals Portfolio, Mississippi Municipals Portfolio, New York Municipals Portfolio, Ohio Municipals Portfolio, Rhode Island Municipals Portfolio and West Virginia Municipals Portfolio, included in the September 30, 1999 Annual Report to Shareholders of the Funds.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Other Service Providers" in the Statement of Additional Information.


                                  /s/ Deloitte & Touche LLP
                                  DELOITTE & TOUCHE LLP


January 25, 2000
Boston, Massachusetts